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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

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                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): November 14, 2002

                                  DYNEGY INC.
            (Exact Name of Registrant as Specified in its Charter)

         Illinois                     1-15659                  74-2928353
(State or other jurisdiction (Commission File Number)         (IRS Employer
     of incorporation)                                     Identification No.)

                          1000 Louisiana, Suite 5800
                             Houston, Texas 77002
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (713) 507-6400

                                Not Applicable
         (Former name or former address, if changed since last report)

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Item 5.  Other Events.

   This Current Report on Form 8-K is being filed by Dynegy Inc., an Illinois corporation ("Dynegy" or the "Company"), in order to correct certain items in Dynegy's 2001, 2000 and 1999 financial statements as previously reported in Dynegy's Annual Report on Form 10-K for the year ended December 31, 2001 (the "Form 10-K"). The restated financial statements attached as Exhibit 99.1 hereto reflect all known adjustments that, in the opinion of management, are necessary for a fair presentation of Dynegy's financial results for the periods presented. The financial statements have been restated to reflect the following adjustments:

  . Reporting approximately $290 million of cash flow in 2001 associated with the Project Alpha structured natural gas transaction as a financing activity rather than an operating activity as originally reported;

  . Eliminating from Dynegy's results of operations a $79 million income tax benefit originally reported in 2001 in connection with Project Alpha;

  . Consolidating the assets, liabilities and results of operations of ABG Gas Supply, LLC, one of the entities formed in connection with Project Alpha, into Dynegy's financial statements, increasing consolidated indebtedness as originally reported for 2001 by approximately $280 million;

  . Re-allocating a second quarter 2002 pre-tax charge of $124 million ($80 million after-tax) relating principally to Dynegy's natural gas marketing business back to the periods in which the transactions giving rise to the charge actually occurred, resulting in net income reductions of $30 million, $17 million and $4 million for 2001, 2000 and 1999, respectively;

  . Changing the accounting for certain contracts from hedge accounting to mark-to-market accounting, resulting in a reduction in net income for 2001 as originally reported of approximately $1 million; and

  . Adjusting by approximately $23 million the acquisition value originally recorded in connection with the September 2000 purchase of Extant, Inc. and reflecting adjustments to the amortization of goodwill contained in the 2001 and 2000 financial statements in the Form 10-K. These adjustments resulted in net income increases of approximately $1 million and $300,000 for 2001 and 2000, respectively, from amounts originally reported.

   The summary set forth above describes the most significant elements of the adjustments contained in the restated financial statements, but it is not exhaustive. For a more complete description of these adjustments, please see "Introductory Note--Restatements and Absence of Report of Independent Public Accountants" immediately following the unaudited consolidated financial statements attached hereto.

   The preparation of the restated financial statements is the responsibility of the Company's management. The restated financial statements reflect adjustments known by management to the Company's 2001, 2000 and 1999 financial statements. However, the restated financial statements attached hereto remain unaudited. Dynegy's independent public accountant, PricewaterhouseCoopers LLP, is currently re-auditing the Company's historical financial statements for each of the three years in the period ended December 31, 2001, which were previously audited by Arthur Andersen LLP ("Andersen"), Dynegy's former independent public accountant. Andersen has advised the Company that its audit opinion relating to the Company's financial statements for the year ended December 31, 2001 should no longer be relied upon and such audit opinion was also withdrawn. As a result of this three-year re-audit process, it is possible that additional adjustments to these financial statements may result, some of which could be material. Dynegy expects that the re-audit of its 1999 through 2001 consolidated financial statements will be completed early in the first quarter 2003. Dynegy intends to file an amended Form 10-K reflecting the unaudited restatements described herein as soon as practicable after the date hereof. Following completion of the re-audit, further amendment of the Form 10-K will be necessary in order to include the audit report of PricewaterhouseCoopers LLP as well as to reflect other changes resulting from the re-audit, if any.

Item 7.  Financial Statements and Exhibits

   a)  Financial Statements of Business Acquired--Not Applicable.

   b)  Pro Forma Financial Information--Not Applicable.

   c)  Exhibits:

      99.1 Consolidated Financial Statements (Unaudited and Restated) for 1999 through 2001.

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                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              DYNEGY INC.

                                              By:     /s/  MICHAEL R. MOTT
                                                  -----------------------------
                                                         Michael R. Mott
                                                  Senior Vice President, Chief
                                                     Accounting Officer and
                                                           Controller

Dated: November 14, 2002

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